UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2024

Essential Utilities, Inc.
(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-06659	23-1702594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

762 West Lancaster Avenue
Bryn Mawr, Pennsylvania	19010-3489
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 527-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.50 par value	WTRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Employment Agreement with CEO and President

On May 2, 2024, upon a recommendation from the Corporate Governance Committee, the Board of Directors (the “Board”) of Essential Utilities, Inc. (the “Company’) approved a new employment agreement (the “Agreement”) with Christopher H. Franklin, the Company’s President and Chief Executive Officer. The parties will enter into the Agreement on July 1, 2024, to replace Mr. Franklin’s current employment agreement, which will expire on that date. This is the third renewal of Mr. Franklin’s original agreement.

The Agreement has a three year term beginning July 1, 2024. Mr. Franklin will have an option to extend the term of the Agreement for one additional year. He will have the right to exercise that option by providing notice to the Company at least 6 months before the term expires.

Under the Agreement, Mr. Franklin will continue to serve as the Company’s President and Chief Executive Officer. He is entitled to receive base salary, annual cash-based incentive compensation, at no less than 100% of base salary at target, and annual equity-based long term incentive compensation, at no less than 250% of base salary at target, all as determined by the Executive Compensation Committee on an annual basis and, for the equity-based awards, issued under a shareholder-approved equity plan. If Mr. Franklin continues to serve as Chairman of the Board of Directors of the Company during the term of the Agreement, he will do so for no additional compensation.

If, during the term of the Agreement, the Company terminates Mr. Franklin’s employment without Cause (as defined in the Agreement) or Mr. Franklin terminates his employment and the Agreement for Good Reason (as defined in the Agreement), Mr. Franklin will receive, subject to execution of a release of claims and compliance with restrictive covenants described below, severance equal to two times his base salary and target annual bonus in the year of termination, as well as, in the event Mr. Franklin is then eligible for “Retirement,” as defined in the Retirement Income Plan for Aqua America, Inc. and Subsidiaries, full vesting of all time-based equity as well as to any performance-based equity if any performance goal is achieved for the performance year that relates to that Retirement, and an amount equal to thirty-six (36) months of the COBRA rate in effect at the Executive’s termination of employment. If during a change in control period (beginning six months prior to the occurrence of a Change in Control (as defined in the Agreement) and continuing for two years after the Change in Control, the Company terminates Mr. Franklin’s employment without Cause (as defined in the Agreement) or Mr. Franklin terminates his employment and the Agreement for CIC Good Reason (as defined in the Agreement), Mr. Franklin will receive, subject to execution of a release of claims and compliance with restrictive covenants described below, severance equal to three times his base salary and target annual bonus for the year in which the termination occurs, an amount equal to thirty-six (36) months of the COBRA rate in effect at the termination of employment, and fully-paid executive level reasonable outplacement services from the provider of Mr. Franklin’s choice for thirty-six (36) months following the termination date as well as full vesting of all outstanding unvested equity, in whatever form. If any outstanding and unexercised stock options that are “out of the money” are not assumed by the Company or its successor following a Change in Control, then such options will be converted into restricted share units based upon the Black Sholes valuation method to determine how many restricted share units would have been granted at the time of grant of the applicable stock options.

Under the Agreement, Mr. Franklin is making non-solicitation and non-compete covenants that apply during his employment and for one year thereafter.

The foregoing summary of the Agreement is not complete. Reference is made to the text of the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Amendment to Change In Control Agreements with Named Executive Officers

Also on May 2, 2024, the Board of Directors approved an amendment and restatement of the Company’s Change-in-Control Agreements (each, a “CIC Agreement”) with each of its Named Executive Officers, other than Mr. Franklin, to revise the compensation paid upon a Change in Control (as defined in the CIC Agreement). Under each new CIC Agreement, in the event an Executive’s employment is terminated by the Company for any reason other than Cause (as defined in the CIC Agreement) or by the Executive as a “Good Reason Termination” (as defined in the CIC Agreement) in connection with a Change in Control, if the Executive holds any outstanding stock options where the fair market value of a share does not exceed the exercise price to purchase that share and such options are not assumed by the surviving business as a result of the Change in Control, preserving the same economics and exercise period as the then outstanding stock options, then such options shall be converted into restricted stock units (“RSUs”) such that the number of RSUs resulting from the conversion shall equal the number of RSUs that would have been equivalent to the number of options granted using the Black-Scholes valuation method to determine how many RSUs would have been granted at the time of grant of the stock options.

The foregoing summary of the CIC Agreements is not complete. Reference is made to the text of the form of Amended and Restated CIC Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1          Employment Agreement, dated July 1, 2024, between Essential Utilities, Inc. and Christopher Franklin.

10.2          Form of Amended and Restated of Change-in-Control Agreement of Essential Utilities, Inc.

10.2.1       List of Officers Party to Amended & Restated Change-in-Control Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSENTIAL UTILITIES, INC.

May 3, 2024	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Executive Vice President, General Counsel